EXHIBIT 5.1

                     SMITH HELMS MULLISS & MOORE, L.L.P.
                             Attorneys at Law
                         Charlotte, North Carolina

Mailing Address                                     Street Address
Post Office Box 31247                               214 North Church Street
Charlotte, N.C. 28231-1247                          Charlotte, N.C. 28202

                          Telephone 704/343-2000
                          Facsimile 704/334-8467

                            January 22, 1997

NationsBank Corporation
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

     RE: Registration Statement on Form S-4 Related to 1,224,200 Shares of NationsBank Common Stock

Ladies and Gentlemen:

   We have acted as counsel to NationsBank Corporation, a North Carolina corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on January 22, 1997 related to 1,224,200 shares of the Corporation's common stock (the "Shares") to be issued by the Corporation in connection with the merger of Interim First Federal Savings Bank of Brunswick, Charlotte, North Carolina, a wholly owned subsidiary of the Corporation, with and into First Federal Savings Bank of Brunswick, Georgia, a Federally chartered stock savings bank (the "Merger"). This opinion letter is
Exhibit 5.1 to the Registration Statement.

   In rendering this opinion, we have reviewed resolutions of the Board of Directors of the Corporation approving the Merger and issuance of the Shares.

   Based on the foregoing, we are of the opinion that the Shares are legally authorized, and when the Registration Statement shall have been declared effective by order of the Commission and such Shares shall have been issued upon the terms and conditions set forth in the Registration Statement, then the Shares shall be validly issued, fully paid and nonassessable.

   We hereby consent (1) to be named in the Registration Statement and in the prospectus contained therein as attorneys who passed upon the legality of the Shares and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,


                              /s/ SMITH HELMS MULLISS & MOORE, L.L.P.
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